                                                        EXECUTION



-------------------------------------------------------------------------------


                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN


                        MERIDIAN INDUSTRIAL TRUST, INC.,
                                    AS SELLER


                                       AND


                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                                  AS PURCHASER



                                  COMMON STOCK
                           (par value $.001 per share)





                                  June 12, 1997


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 1.1    Definition. . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II   PURCHASE OF COMMON STOCK. . . . . . . . . . . . . . . . . . . .   6

Section 2.1    Purchase of Shares; Closing . . . . . . . . . . . . . . . . .   6
Section 2.2    Dividend Adjustment.. . . . . . . . . . . . . . . . . . . . .   7

ARTICLE III  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . .   7

Section 3.1    Representations and Warranties of the Company.. . . . . . . .   7
Section 3.2    Representations and Warranties of Purchaser.. . . . . . . . .  15

ARTICLE IV   CONDITIONS PRECEDENT TO CLOSING . . . . . . . . . . . . . . . .  17

Section 4.1    Conditions Precedent to Obligations of Purchaser. . . . . . .  17
Section 4.2    Conditions Precedent to Obligations of the Company. . . . . .  19

ARTICLE V    COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 5.1    Furnishing of Information.. . . . . . . . . . . . . . . . . .  20
Section 5.2    Real Estate Investment Trust. . . . . . . . . . . . . . . . .  21
Section 5.3    Sale of Shares by Purchaser.. . . . . . . . . . . . . . . . .  21
Section 5.4    Approvals.. . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 5.5    Registration Rights Agreement.. . . . . . . . . . . . . . . .  21
Section 5.6    Excepted Holder Agreements. . . . . . . . . . . . . . . . . .  21
Section 5.7    Notification of Certain Matters.. . . . . . . . . . . . . . .  21
Section 5.8    Nomination of Board Member. . . . . . . . . . . . . . . . . .  22
Section 5.9    Shareholders' Meeting; Preparation of Proxy Statement . . . .  22
Section 5.10   Publicity and Reports . . . . . . . . . . . . . . . . . . . .  23
Section 5.11   Conduct of Business . . . . . . . . . . . . . . . . . . . . .  23
Section 5.12   Negative Covenants of the Company . . . . . . . . . . . . . .  23
Section 5.13   Inspection Rights . . . . . . . . . . . . . . . . . . . . . .  24
Section 5.14   [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 5.15   Real Estate Operating Company . . . . . . . . . . . . . . . .  24
Section 5.16   Amendment to Investor Rights Agreement. . . . . . . . . . . .  24

                                                                            PAGE

Section 5.17   Delivery of Certain Documents . . . . . . . . . . . . . . . .  24
Section 5.18   Further Assurances. . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE VI   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 6.1    Survival of Provisions. . . . . . . . . . . . . . . . . . . .  25
Section 6.2    Termination.. . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 6.3    No Waiver; Modification in Writing. . . . . . . . . . . . . .  26
Section 6.4    Communications. . . . . . . . . . . . . . . . . . . . . . . .  26
Section 6.5    Execution in Counterparts.. . . . . . . . . . . . . . . . . .  26
Section 6.6    Binding Effect; Assignment. . . . . . . . . . . . . . . . . .  26
Section 6.7    Governing Law.. . . . . . . . . . . . . . . . . . . . . . . .  27
Section 6.8    Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 6.9    Severability of Provisions. . . . . . . . . . . . . . . . . .  27
Section 6.10   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 6.11   Integration.. . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 6.12   Enforcement of Covenants. . . . . . . . . . . . . . . . . . .  27
Section 6.13   Waiver by Jury Trial. . . . . . . . . . . . . . . . . . . . .  28

                                                                            PAGE

EXHIBITS

Exhibit A Form of Registration Rights Agreement

Exhibit B Form of Excepted Holder Agreement



SCHEDULES

Schedule 3.1(c) List of Rights to Acquire Equity Securities; Voting Restrictions;Etc.

Schedule 3.1(d)     List of Third Party Consents

Schedule 3.1(i)     List of Governmental Consents, Etc.

Schedule 3.1(o)     List of Certain Liabilities

Schedule 3.1(s)     List of Ownership in Subsidiaries

Schedule 3.1(y)     List of Merger, Sale of Equity and Sale of Assets

                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT



     AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of June 12, 1997, by and among Meridian Industrial Trust, Inc., a Maryland corporation (the "COMPANY"), and The Prudential Insurance Company of America, a New Jersey insurance company (the "PURCHASER").


                                    RECITALS

     WHEREAS, the Company and the Purchaser have entered into that certain Stock Purchase Agreement dated as of May 27, 1997 (the "Existing Stock Purchase Agreement");

     WHEREAS, under the Existing Stock Purchase Agreement, the Purchaser agreed to purchase from the Company, and the Company agreed to sell to the Purchaser, 3,548,256 shares of Common Stock;

     WHEREAS, the Purchaser and the Company desire to increase the number of shares of Common Stock to be sold to the Purchaser by an additional 253,447 shares from 3,548,256 shares to 3,801,703 shares; and

     WHEREAS, the Purchaser and Company desire to amend and restate the Existing Stock Purchase Agreement to provide for an increase the number of shares purchased by Purchaser from 3,548,256 shares to 3,801,703 shares and as otherwise set forth herein;

     NOW THEREFORE, In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 DEFINITION. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Accrued Dividends Per Share" means the product of (i) the dividends per Share distributed by the Company for the quarter ending September 30, 1997 MULTIPLIED by (ii) the Dividend Adjustment.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

     "Agreement" means this Stock Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of the foregoing, or any notice, statement or other communication required to be filed with or delivered to any Governmental Entity or any other Person.

     "Benefit Plans" means all employee benefit plans and collective bargaining, labor and employment agreements or other similar benefit arrangements to which the Company or any Subsidiary of the Company will be a party at the Closing or by which the Company or any Subsidiary of the Company will be bound at the Closing, including (A) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (B) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (C) any employment agreement not terminable on 30 days (or less) written notice or (D) any other "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     "Books and Records" means the books and records of the Company and each of its Subsidiaries, including without limitation financial data (including projections) and operating data covering each of such entities, their businesses, operations and financial performance.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

     "Bylaws" means the Company's Second Amended and Restated Bylaws dated as of January 26, 1996, as amended from time to time.

     "Charter" means the Company's Third Amended and Restated Articles of Incorporation dated as of March 30, 1996, as amended from time to time.

     "Closing" has the meaning provided therefor in Section 2.1(b) of this Agreement.

     "Closing Date" has the meaning provided therefor in Section 2.1(b) of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Company's common stock, par value $.001 per share.

     "Company" means Meridian Industrial Trust, Inc., a Maryland corporation.

     "Confidential Information" has the meaning provided therefor in Section 5.1(b) of this Agreement.

     "Current SEC Reports" means the 1996 Form 10-K, the 1997 Form 10-Q and the 1997 Proxy Statement.

     "Dividend Adjustment" means the quotient of (x) the number of calendar days between July 1, 1997 (including such date) and the Closing Date (excluding such date) DIVIDED by (y) 92 days.

     "Employee and Director Stock Plan" means the Company's Amended and Restated Employee and Director Stock Plan dated as of January 26, 1996, as amended through the date hereof, a true, correct and complete copy of which has been delivered to Purchaser prior to the date hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (or, with respect to any provision thereof referred to herein, any corresponding provision of any succeeding law).

     "Excepted Holder Agreement" means the Excepted Holder Agreement, substantially in the form of EXHIBIT B hereto, as the same may be amended, restated, supplemented or otherwise modified in accordance with its terms.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Existing Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of May 27, 1997, entered into between the Purchaser and the Company.

     "Governmental Entity" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and related rules, regulations and published interpretations thereunder.

     "Initial Purchase Price" means the aggregate purchase price for the Shares based on the price per Share set forth in Section 2(a).

     "Investor Rights Agreement" means that certain Amended and Restated Investor Rights Agreement dated as of February 23, 1996 by and among the Company and certain shareholders of the Company.

     "Law" means any constitutional provision, statute or other law, rule, regulation or interpretation of any thereof and any Order of any Governmental Entity (including environmental laws).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

     "Material Adverse Effect" shall have the meaning set forth in Section
3.1(a).

     "Minimum Ownership Level" means, at any time, 10% of the outstanding shares of Common Stock on a fully diluted basis.

     "NYSE" means the New York Stock Exchange.

     "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Proxy Statement" shall have the meaning set forth in Section 5.9.

     "Purchaser" means The Prudential Insurance Company of America and its successors and permitted assigns.

     "Recommendations" shall have the meaning set forth in Section 3.1(u).

     "REIT" shall have the meaning set forth in Section 3.1(q).

     "Registration Rights Agreement" means the Registration Rights Agreement, substantially in the form of EXHIBIT A hereto, as the same may be amended, restated, supplemented or otherwise modified in accordance with its terms.

     "REOC" shall have the meaning set forth in Section 3.1(k).

     "Rule 144" means Rule 144 under the Securities Act of 1933, as amended, and any successor rule thereto.

     "SEC Documents" shall have the meaning set forth in Section 3.1(x).

     "SEC Financial Statements" shall have the meaning set forth in Section 3.1(x).

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Separate Account Purchaser" shall have the meaning set forth in Section 5.14.

     "Series B Preferred Stock" means the shares of Series B Preferred Stock, par value $.001 per share, of the Company.

     "Shareholders' Meeting" shall have the meaning set forth in Section 5.9.

     "Shares" means the shares of Common Stock purchased by Purchaser pursuant to this Agreement.

     "Subsequent Purchasers" shall mean the purchasers, if any, of shares of Common Stock as contemplated by Section 5.14.

     "Subsidiary" means, with respect to any Person, (a) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary thereof or (b) any other Person (other than a corporation) in which such Person, a Subsidiary thereof or such Person and a Subsidiary thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

     "Taxes" means all taxes, charges, fees, levies, duties, imposts, withholdings, restrictions, fines, interest, penalties, additions to tax or other assessments or charges, including, but not limited to, income, excise, property, withholding, sales, use, gross receipts, value added and franchise taxes, license recording, documentation and registration fees and custom duties imposed by any Governmental Entity.

     "Tax Return" means a report, return or other information required to be filed by a Person with or submitted to a Governmental Entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes the Person.

     "Termination Date" means the earlier of (i) September 30, 1997 and (ii) the record date established by the Board of Directors of the Company for the distribution of dividends for the fiscal quarter of the Company ended September 30, 1997.

     "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Excepted Holder Agreement and all other documents executed in connection therewith.

     "Transfer" shall have the meaning set forth in Section 3.2(b).

     "1996 Form 10-K" means the Company's annual report on Form 10-K for the year ended December 31, 1996 filed with the Commission.

     "1997 Form 10-Q" means the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1997 filed with the Commission.

     "1997 Proxy Statement" means that certain Proxy Statement dated April 14, 1997 in respect of the annual meeting of the shareholders of the Company held on May 16, 1997.

                                   ARTICLE II

                            PURCHASE OF COMMON STOCK

     Section 2.1    PURCHASE OF SHARES; CLOSING.

          (a) Subject to the terms and conditions herein set forth and the Dividend Adjustment, the Company will sell to Purchaser, and Purchaser will purchase from the Company, 3,801,703 shares of Common Stock at a purchase price of $19.728 per Share (the "Initial Purchase Price").

          (b) The purchase and sale of the Shares will take place at a closing (the "CLOSING") to be held at the offices of O'Melveny & Myers LLP, 275 Battery Street, San Francisco, California 94111 or such other location as may be mutually agreed upon by the parties hereto on a date mutually agreed upon by the parties hereto, provided that the Closing shall occur on or before the earlier of (i) the fifth calendar day after all conditions set forth in Article IV have been satisfied or waived by the appropriate party and (ii) the Termination Date. The date and time at which the Closing is to be concluded is the "CLOSING DATE."

          (c) Delivery of the Shares shall be made at the Closing by delivery to Purchaser, against payment of the Initial Purchase Price therefor as provided herein, of a share certificate representing the total number of Shares or, at Purchaser's option, issuance of the Shares in book entry form.

          (d) Payment of the Initial Purchase Price shall be made by or on behalf of Purchaser by wire transfer of immediately available funds to an account of the Company (the number for which account shall have been furnished to Purchaser at least two Business Days prior to the Closing Date), or certified or official bank check payable in immediately available funds to the order of the Company.

     Section 2.2 DIVIDEND ADJUSTMENT. In addition to the Initial Purchase Price, Purchaser shall pay to the Company, promptly after receipt of dividends for the quarter ended September 30, 1997, an amount equal to the product of (x) Accrued Dividends Per Share (x) MULTIPLIED by (y) 3,801,703 shares. Payment of such Dividend Adjustment shall be made in the manner as set forth in Section 2.1(d) or as otherwise agreed to by Purchaser and the Company.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as of the date hereof as follows.

          (a) ORGANIZATION AND GOOD STANDING. (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Each Subsidiary of the Company is a corporation or other entity duly organized, validly existing and, with respect to each Subsidiary that is a corporation, in good standing under the laws of its state of incorporation or formation, as the case may be. The Company and each Subsidiary of the Company is duly qualified or licensed and, with respect to each Subsidiary that is a corporation, in good standing as a foreign corporation and authorized to do business, in each jurisdiction in which the ownership or leasing of its properties or the character of its operations makes such qualification, licensing or authorization necessary, except where the failure to obtain such qualification, license, authorization or good standing would not individually or in the aggregate reasonably be expected to have a material adverse effect upon the assets, liabilities, financial condition, earnings or operations of the Company and its Subsidiaries taken as a whole or any transaction contemplated by the Transaction Documents (any such material adverse effect, whether individually or in the aggregate, a "MATERIAL ADVERSE EFFECT"). The Company and each Subsidiary of the Company has all requisite corporate power and authority to own its assets and to carry on its business as presently proposed to be conducted except where a lack of such corporate power or authority could not reasonably be expected to have a Material Adverse Effect.

               (ii) The Company has delivered to Purchaser true, correct and complete copies of the Charter and the Bylaws of the Company.

          (b) AUTHORIZATIONS. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The execution and delivery by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Company.

          (c) CAPITALIZATION. As of the date hereof, the equity capitalization of the Company is as set forth in the balance sheet of the Company included in the 1997 Form 10-Q, except for any shares of Common Stock issued under the Employee and Director Stock Plan since March 31, 1997. At the Closing Date, all of the outstanding shares of stock of the Company will be duly and validly issued, fully paid and non-assessable and not subject to any preemptive rights of other shareholders. Except as set forth in the Current SEC Reports and in SCHEDULE 3.1(c), a certificate (certified by the Chief Executive Officer or Chief Financial Officer of the Company) delivered to Purchaser on or prior to the Closing Date or contemplated by the Employee and Director Stock Plan, (i) there are no outstanding securities or indebtedness convertible into, exchangeable for, or carrying the right to acquire, Common Stock or other equity securities of the Company, or subscriptions, warrants, options, rights, or other arrangements or commitments obligating the Company to issue or dispose of any Common Stock or other equity securities or any ownership therein, (ii) there is no agreement or arrangement restricting the voting or transfer of any equity securities of the Company, and (iii) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire, require or make any payment in respect of any shares of equity securities of the Company or such Subsidiary. Except with respect to statutory restrictions of general application, as provided in the Charter with respect to the Series B Preferred Stock and the terms of the Company's Second Amended and Restated Revolving Credit Agreement with The First National Bank of Boston and certain other Banks named therein, there are no legal, contractual or other restrictions on the payment of dividends or other distributions or amounts on or in respect of the Common Stock. As of the date hereof, except as contemplated by the Registration Rights Agreement and the Investor Rights Agreement, there are no agreements or arrangements to which any of the Company or its Subsidiaries is a party pursuant to which the Company is or could be required to register shares of Common Stock or other securities under the Securities Act.

          (d) CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction compliance with which could reasonably be expected to have a Material Adverse Effect. Assuming the filing of a Form D with the Commission, the listing of the Shares on the NYSE and the accuracy of the representations and warranties of, and the performance of the agreements of, Purchaser set forth in Section 3.2 and elsewhere herein, neither the execution and delivery of the Transaction Documents nor fulfillment of nor compliance with the terms and provisions thereof, nor the issuance of the Shares will (i) violate any provision of any Law presently in effect or in effect at the Closing Date having applicability to the Company or any Subsidiary or any of their properties, except such violations as could not reasonably be expected to have a Material Adverse Effect, (ii) conflict with or result in a breach of or constitute a default under the Charter or Bylaws of the Company or any organizational document of its Subsidiaries, (iii) except as set forth in
SCHEDULE 3.1(d), require any consent, approval or notice under, or conflict with or result in a breach of, constitute a default or accelerate any right under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which the Company or any of its Subsidiaries is a party or by which any of their respective properties is bound, except such consents, approvals, notices, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect or (iv) result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is bound by any agreement which would impose upon Purchaser any personal obligation or personal liability which is greater than the personal obligations and personal liabilities imposed upon Purchaser under this Agreement, the Registration Rights Agreement and the Excepted Holder Agreement to be entered into by the Company and Purchaser pursuant to Sections 5.5 and 5.6 hereof. In addition, the Company is not aware of any facts or circumstances that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (e) DUE EXECUTION, ETC. This Agreement, constitutes, and when executed and delivered by the Company at the Closing each of the Registration Rights Agreement and the Excepted Holder Agreement will constitute, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          (f) LITIGATION, PROCEEDING, ETC. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any Governmental Entity which (i) challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect or (iii) would (individually or in the aggregate) impair the ability of the Company to perform fully on a timely basis any obligations which it has under any of the Transaction Documents.

          (g) NO DEFAULT OR VIOLATION. Neither the Company nor any of its Subsidiaries is (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such defaults or violations as could not reasonably be expected to have a Material Adverse Effect, (ii) in violation of any Order of any Governmental Entity, except for such violations as could not reasonably be expected to have a Material Adverse Effect, or (iii) in violation of any Law which could reasonably be expected to (A) adversely affect the legality, validity or enforceability of the Transaction Documents,
(B) have a Material Adverse Effect or (C) adversely impair the Company's ability or obligation to perform fully on a timely basis any obligation which it has under the Transaction Documents.

          (h) STATUS OF SHARES. Subject to approval of the shareholders of the Company, which approval shall be solicited pursuant to Section 5.9 prior to the Closing, the issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company and such Shares, when delivered to Purchaser at the Closing against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and the issuance and sale of the Shares is not and will not be subject to preemptive rights of any other shareholder of the Company.

          (i) GOVERNMENTAL CONSENTS, ETC. Except as may be required under any applicable securities law in connection with the performance by the Company of its obligations under the Registration Rights Agreement, and except for the filing of a Form D with the Commission and the listing of the Shares on the NYSE, and assuming the accuracy of the representations and warranties of, and the performance of the agreements of, Purchaser set forth in Section 3.2 and elsewhere herein, no authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any Governmental Entity or any securities exchange is required in connection with the execution, delivery or performance by the Company of this Agreement and the issuance, sale or delivery of the Shares except for those that (i) have been made or obtained by the Company as of the date hereof or (ii) are set forth in
SCHEDULE 3.1(i) and by the Closing shall be made or received by the Company. At the Closing Date, the Company will have made all filings and given all notices to Governmental Entities and obtained all necessary ordinances, registrations, declarations, approvals, orders, consents, qualifications, franchises, certificates, permits and authorizations from any Governmental Entity, to own or lease its properties and to conduct its facilities and businesses as currently conducted, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. At the Closing Date, all such registrations, declarations, approvals, orders, consents, qualifications, franchises, certificates, permits and authorizations, the failure of which to file, give notice of or obtain could reasonably be expected to have a Material Adverse Effect, will be in full force and effect.
 The assets of the Company qualify as exempt assets for purposes of the Hart-Scott-Rodino Act and no filing under the Hart-Scott-Rodino Act is required in connection with the sale and issuance of the Shares hereunder.

          (j) PRIVATE OFFERING. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Shares under the Securities Act) which might subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.

          (k)  ERISA.

               (i) COMPANY STATUS. The Company currently qualifies as a "real estate operating company" ("REOC") within the meaning of 29 C.F.R. Section 2510.3-101(e), and has qualified as a REOC during all valuation periods within the meaning of 29 C.F.R. Section 2510.3-101(d)(5).

               (ii) BENEFIT PLANS. To the extent applicable, the Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code (including reporting requirements). Neither any Benefit Plan nor the Company or any Subsidiary of the Company has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. There are no pending, or to the knowledge of the Company threatened, material claims (other than claims for benefits pursuant to the terms of any such plan) against or otherwise involving any of the Benefit Plans and no action has been brought against or with respect to any Benefit Plan, and neither the Company nor any Subsidiary of the Company incurred any material liability to any party with respect to any Benefit Plan. All contributions required to be made to the Benefit Plans have been made or provided for as of the date hereof. No Benefit Plan is subject to Title IV of ERISA and neither the Company nor any Subsidiary of the Company has, within six years prior to the date of this Agreement, contributed to or had any obligation to contribute to any employee benefit plan subject to Title IV of ERISA. For purposes of this Section 3.1(k),
     (i) the term "COMPANY" includes any entity required to be aggregated with the Company pursuant to Code Section 414(b),(c),(m) or (o) and (ii) provisions of ERISA or the Code include regulations prescribed under such provisions.

               (iii) The terms of this transaction are not less favorable to Purchaser than the terms that would be available generally in an arms'- length transaction between unrelated parties.

          (l) FINANCIAL STATEMENTS. The consolidated balance sheets and statements of operations of the Company and its consolidated Subsidiaries as of the last day of its latest complete fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, reported on by the independent public accountants (and, with respect to the Company, filed with the Commission on Form 10-K) for the years ended December 31, 1995 and December 31, 1996 and the consolidated balance sheets and statements of operations of the Company and its consolidated Subsidiaries as of the fiscal quarter ended March 31, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal quarter then ended (and, with respect to the Company, included in the 1997 Form 10-Q), present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of operations of the Company and its consolidated Subsidiaries, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and all adjustments necessary for a fair presentation of results for such periods have been made (subject, in the case of unaudited financial statements, to normal year-end audit adjustments).

          (m) INSURANCE. At Closing, the Company and its Subsidiaries will have (i) "all risk" property insurance, including fire, flood, earthquake, extended coverage and rental loss insurance and (ii) general commercial liability insurance, under terms and in such amounts and covering such risks that are customary for properties similar to those of the Company and its Subsidiaries. There are currently no outstanding material losses for which the Company or any of its Subsidiaries has failed to give or present notice or claim under any policy. Policies for all the insurance are in full force and effect and none of the Company or its Subsidiaries is in default in any material respect under any of the policies.

          (n) INFORMATION PROVIDED. Neither this Agreement, the schedules and exhibits hereto, the Current SEC Reports nor any other written document delivered to Purchaser in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit any material fact necessary to make the statements herein or therein, as the case may be, in light of the circumstances under which it was made, not misleading, and all material information regarding the Company and its Subsidiaries is provided therein.

          (o) NO OTHER LIABILITIES. Except as set forth in SCHEDULE 3.1(o), neither the Company nor any Subsidiary of the Company will have any material liability, whether absolute, accrued, contingent or otherwise, except liabilities (i) reflected on the consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1997, or (ii) liabilities that (1) are incurred by the Company and its Subsidiaries after March 31, 1997 in the ordinary course of business and (2) could not reasonably be expected to have a Material Adverse Effect.

          (p) NO BROKERS OR FINDERS. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement other than any such fees or commissions that have been disclosed to Purchaser and as to which the Company shall have full and sole responsibility.

          (q) TAXES; REIT STATUS. Each of the Company and its Subsidiaries has filed all Tax Returns that are required to be filed with any Governmental Entity and has paid all Taxes due pursuant to the Tax Returns or any assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of Tax Returns as to which the failure to file could not, individually or in the aggregate, have a Material Adverse Effect. The Company (i) elected to be taxed as a "real estate investment trust" as defined in Section 856 of the Code ("REIT") effective for each of the taxable years since the Company has been incorporated, (ii) has not revoked such election, (iii) qualifies for taxation as a REIT for each such taxable year and for its current taxable year and (iv) has not sold or otherwise disposed of any assets which could give rise to a material amount of tax pursuant to any election made by the Company under Notice 88-19, 1988-1 C.B. 486 and does not expect to effect any such sale or other disposition.

          (r) COMPLIANCE WITH LAWS. Neither the Company nor any of its Subsidiaries has been in or is in, and none of them has received notice of, violation of or default with respect to, any Law or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, except for violations or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (s)  SUBSIDIARIES.

               (i) The 1996 Form 10-K sets forth a correct and complete list of all of the Company's Subsidiaries as of the date hereof.

               (ii) As of the date hereof, except as set forth on SCHEDULE 3.1(s), all outstanding shares of capital stock or other evidences of equity ownership of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned directly or indirectly, beneficially and of record by the Company, free and clear of all Liens.

          (t) MATERIAL CONTRACTS. (i) The 1997 Form 10-Q, the 1996 Form 10-K and Schedule 3.1(c) includes a correct and complete list of the following with respect to the Company and any of its Subsidiaries: (1) agreements with any shareholder having beneficial ownership of 5% or more of the shares of common stock of the Company or such Subsidiary then issued and outstanding, director or officer of the Company or such Subsidiary and all shareholders' agreements and voting trusts; and (2) agreements not made in the ordinary course of business and which could reasonably by expected to result in a Material Adverse Effect.

               (ii) All property management agreements to which the Company is a party provide for a right (without payment of any penalty or termination fee) of the Company to terminate such agreement upon 30-day prior written notice and the Company shall deliver each such agreement reasonably requested by Purchaser within 10 days after the date of such request.

          (u) RECOMMENDATIONS. The Board of Directors of the Company, at a meeting duly called and held, has duly (i) determined that the Transaction Documents and the transactions contemplated thereby, taken as a whole, are in the best interests of the Company and its shareholders, (ii) resolved to recommend that holders of shares of Common Stock and Series B

Preferred Stock approve the Transaction Documents and the transactions contemplated thereby (collectively, the "RECOMMENDATIONS") and (iii) approved the Transaction Documents and the transactions contemplated thereby.

          (v) SHAREHOLDER APPROVAL. The affirmative vote of a majority of the shares of the Common Stock and the Series B Preferred Stock, voting together as a single class, voted at the duly convened shareholders meeting of the Company (or any other duly convened meeting of the holders of the Common Stock and the Series B Preferred Stock) is the only vote of the holders of any class or series of the equity securities of the Company necessary to approve the Transaction Documents and the transactions contemplated thereby.

          (w) NO RESTRICTIONS ON SHARES. As of the Closing Date, subject to satisfaction of Section 4.1(l), no provision of the Charter or Bylaws of the Company, any other agreement, indenture or other instrument to which the Company or its properties are subject, or any Law applicable to the Company
(i), except as provided in the Excepted Holder Agreement, directly or indirectly restricts or impairs the right or ability of Purchaser to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to the Shares, including, without limitation, restrictions based upon the size of the security holdings of Purchaser, the business in which it is engaged or other considerations applicable to it and not to security holders generally, or (ii) provides any other security holder of the Company with any preemptive rights.

          (x) SEC DOCUMENTS. The Company has filed with the Commission all reports, schedules, forms, statements and other documents required by the Exchange Act to be filed by the Company (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC DOCUMENTS"). The Company has delivered or made available to Purchaser all SEC Documents. As of their respective dates, except to the extent revised or superseded by a subsequent filing with the Commission, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its Subsidiaries included in all SEC Documents, including any amendments thereto (the "SEC FINANCIAL STATEMENTS"), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.

          (y) NO MERGER AGREEMENTS. As of the date hereof, except as set forth in SCHEDULE 3.1(y), none of Company or its Subsidiaries has entered into any agreement with any Person which has not been terminated as of the date of this Agreement and under which there remains any liability or obligation thereof with respect to a merger or consolidation with any of the Company or its Subsidiaries, or any other acquisition of a substantial amount of the assets of the Company or its Subsidiaries.

     Section 3.2    REPRESENTATIONS AND WARRANTIES OF PURCHASER.

          (a) INVESTMENT INTENT. Purchaser represents and warrants to the Company that the Shares to be acquired by it hereunder are being acquired for its own account for investment and with no intention of distributing or reselling such Shares or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State or any foreign country or jurisdiction.

          (b) TRANSFER RESTRICTIONS. If Purchaser should decide to dispose of any of the Shares, Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "TRANSFER") of any Shares other than pursuant to an effective registration statement, the Company may require that the transferor of such Shares provide to the Company an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to the Company, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any State or foreign securities laws. Purchaser agrees to the imprinting, so long as appropriate, of substantially the following legend on certificates representing the Shares:

               THE SHARES OF COMMON STOCK (THE "SHARES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SHARES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUCH AS THE EXEMPTION SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE). IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

     The legend set forth above may be removed if and when the Shares represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to the Company. The share certificates shall also bear legends regarding permitted ownership levels of Shares and any additional legends required by applicable Federal, State or foreign securities Laws or necessary under applicable tax Laws, which legends may be removed when, in the opinion of counsel to the Company, the same are no longer required under the Charter or the applicable requirements of such securities or tax Laws. Purchaser agrees that, in connection with any Transfer of Shares by it pursuant to an effective registration statement under the Securities Act, Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares.

          (c) STOP TRANSFER INSTRUCTION. Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent for the Shares in order to implement the restrictions on transfer set forth in this Agreement.

          (d) PURCHASER STATUS. Purchaser represents and warrants to, and covenants and agrees with, the Company that (i) at the time it was offered the Shares, it was, (ii) at the date hereof, it is, and (iii) at the Closing Date, it will be, a "qualified institutional buyer" as defined in Rule 144A under the Securities Act or an "accredited investor" as defined in Rule 501 under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the Company and an investment in the Shares, and is able to bear the economic risk of such investment.

          (e) AUTHORITY. Purchaser represents and warrants to the Company that, assuming the accuracy of the representation of the Company in Section 3.1(i) hereof, (i) as of the Closing Date, the purchase of the Shares to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; (ii) the purchase of the Shares to be purchased by it does not conflict with or violate (A) its charter or by-laws or (B) any Law applicable to it in a manner that could materially hinder or impair the completion of the transactions contemplated hereby; and (iii) the purchase of Shares to be purchased by it does not impose any penalty or other onerous condition on Purchaser that could materially hinder or impact the completion of the transactions contemplated hereby.

          (f) ACCESS TO INFORMATION. Purchaser acknowledges as of the date of approval by the Finance Committee of the Board of Directors of Purchaser that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares;
(ii) access to information about the Company, the Company's financial condition, pro forma results of operations, business properties, management and prospects sufficient to enable it to evaluate its investment in the Shares; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the SEC Documents.

          (g)  RELIANCE.  Purchaser also understands and acknowledges that
(i) the Shares are being offered and sold without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and, for purposes of the opinion to be delivered to Purchaser pursuant to Section 4.1(a) hereof, Vinson & Elkins L.L.P. will rely upon, the accuracy and truthfulness of the foregoing representations and Purchaser hereby consents to such reliance.

          (h) NO BROKERS OR FINDERS. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of any Purchaser in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement other than any such fees or commission that have been disclosed to the Company and as to which Purchaser shall have full and sole responsibility.

                                   ARTICLE IV

                         CONDITIONS PRECEDENT TO CLOSING

     Section 4.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to purchase the Shares are subject, at the Closing Date, to the prior or simultaneous satisfaction or waiver by it of the following conditions:

          (a) Purchaser shall have received an opinion of Vinson & Elkins L.L.P., counsel for the Company; PROVIDED that the form of opinion shall be negotiated to reasonable satisfaction of Purchaser and its counsel on or before June 12, 1997. In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by directors and officers of the Company and by government officials, and upon such other documents as such counsel deem appropriate as a basis for such opinion. Such counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. To the extent such opinion concerns the laws of any other such jurisdiction, such counsel may either provide an opinion of counsel admitted to practice in such jurisdiction (which counsel shall be reasonably acceptable to Purchaser) in lieu of its own opinion or rely upon the opinion of such counsel. Purchaser hereby agrees that the firm of Ballard Spahr Andrews & Ingersoll is acceptable to Purchaser for purposes of providing such opinions involving the laws of the State of Maryland. To the extent that any opinion rendered by counsel admitted to practice in another jurisdiction or relied upon by Vinson & Elkins L.L.P., including any exception or limitation thereto, is materially different from the opinion to be delivered at Closing by Vinson & Elkins L.L.P. such opinion shall be reasonably satisfactory to Purchaser and a copy of such opinion shall be delivered to Purchaser at the Closing.

          (b) The representations and warranties made by the Company herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date (except as otherwise limited by their terms to the date hereof) with the same effect as though such representations and warranties had been made on and as of the Closing Date and the Company shall have complied in all material respects with all agreements required to be performed by it hereunder at or prior to the Closing Date.

          (c) There shall not have occurred any event which has had, or could reasonably be expected to have, a Material Adverse Effect subsequent to March 31, 1997.

          (d) At the Closing Date, Purchaser shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer of the Company in such capacity and not individually to the effect set forth in Sections 4.1(b) and (c), and stating that the conditions specified in this
Section 4.1 have been satisfied at the Closing Date.

          (e) At the Closing Date, Purchaser shall have received a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company in such capacity and not individually and certifying
(i) that attached thereto is a true, correct and complete copy of (A) the Charter, (B) Bylaws and (C) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Transaction Documents and all other documents to be executed in connection therewith and the issuance and sale of the Shares, (ii) the incumbency of officers executing this Agreement and the other Transaction Documents, and
(iii) that attached thereto is a specimen of the share certificate for the Common Stock.

          (f) No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transactions contemplated by this Agreement. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

          (g) The Company shall have entered into the Registration Rights Agreement for the benefit of Purchaser, and Purchaser shall have received a copy of such Registration Rights Agreement duly executed by the Company in favor of Purchaser.

          (h) The shareholders of the Company shall have duly approved the issuance of the Shares as contemplated by the Transaction Documents at the Shareholders' Meeting.

          (i) All Approvals set forth in SCHEDULE 3.1(d) and SCHEDULE 3.1(i) shall have been received or the applicable waiting periods shall have expired.

          (j) The Finance Committee of the Board of Directors of Purchaser shall have duly authorized the purchase of the Shares pursuant to this Agreement and the execution, delivery and performance by Purchaser of its obligations under this Agreement.

          (k) Purchaser shall be reasonably satisfied that the Company is qualified as a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(e).

          (l) The Company shall have taken all actions necessary to ensure that Purchaser shall have full voting rights with respect to each of the Shares (including, without limitation, obtaining approvals of the Board of Directors of the Company and amending the Charter or By Laws of the Company, as applicable).

     Section 4.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to issue and sell the Shares hereunder is subject, at the Closing Date, to the prior or simultaneous satisfaction or waiver by it of the following conditions:

          (a) The representations and warranties made by Purchaser herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except as otherwise limited by their terms to the date hereof) and Purchaser shall have complied in all material respects with all agreements required to be performed by it hereunder at or prior to the Closing Date and Purchaser shall have provided such evidence thereof as the Company may reasonably request.

          (b) No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transactions contemplated by this Agreement. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

          (c) The shareholders of the Company shall have duly approved the issuance of the Shares as contemplated by the Transaction Documents at the Shareholders' Meeting.

          (d) All Approvals set forth in SCHEDULE 3.1(d) and SCHEDULE 3.1(i) shall have been received or the applicable waiting periods shall have expired.

          (e) The Finance Committee of the Board of Directors of Purchaser shall have duly authorized the purchase of the Shares pursuant to this Agreement and the execution, delivery and performance by Purchaser of its obligations under this Agreement.

          (f) The Shares owned by Purchaser will not cause the Company to be treated as the owner of a 9.8% or more interest in any tenant of the Company listed on Annex 1 to the Excepted Holder Agreement attached hereto as EXHIBIT B.

          (g) At the Closing Date, the Company shall have received a certificate, dated the Closing Date, signed by the managing director of Purchaser in such capacity and not individually to the effect set forth in
Section 4.2(a) and certifying that attached thereto is a true, correct and complete copy of resolutions duly adopted by the Finance Committee of the Board of Directors of Purchaser authorizing the purchase of the Shares.

                                    ARTICLE V

                                    COVENANTS

     Section 5.1 FURNISHING OF INFORMATION. (a) As long as Purchaser owns Shares representing at least the Minimum Ownership Level, from and after the Closing Date the Company will promptly furnish to Purchaser all reports filed by it pursuant to Section 13(a) or 15(d) of the Exchange Act (or if the Company is not at the time required to file reports pursuant to said Section 13(a) or 15(d), annual and quarterly reports comparable to those required by Sections 13(a) or 15(d) of the Exchange Act) and all material non-confidential filings or notifications made with any Governmental Entity. As long as the Company is required to deliver to Purchaser the reports described in the first sentence of this Section 5.1, upon request of Purchaser, the Company shall deliver to Purchaser, the executive summary and all other documents delivered to the Board of Directors of the Company in connection with any prior meeting of the Board of Directors of the Company.

     (b) Purchaser shall limit access to any confidential information received by it pursuant to this Section 5.1 and Section 5.13 hereof ("CONFIDENTIAL INFORMATION") to its executives and employees assigned to review and analyze the Confidential Information. Purchaser shall not disseminate, or in any way disclose, directly or indirectly, to any other person, firm or corporation any Confidential Information without receiving prior written permission from the

Company; PROVIDED, HOWEVER, that Purchaser may divulge such information to its accountants, attorneys, investment advisors and other advisors in connection with evaluation of the investment in the Shares or for other legitimate business purposes, and Purchaser may divulge the Confidential Information to the extent that it is legally obligated to do so. If Purchaser is legally obligated to disclose any of the Confidential Information, Purchaser shall use best efforts to provide the Company with prompt notice so that the Company may seek a protective order or other
appropriate remedy.   In the event that the Company is not able to obtain
such protective order or other remedy within a reasonable time from the giving of notice to the Company as aforesaid, Purchaser will furnish only that portion of the Confidential Information which it is legally required to disclose.

     Section 5.2 REAL ESTATE INVESTMENT TRUST. The Company shall use its best efforts to continue to qualify as a REIT and so long as Purchaser holds Shares representing, in the aggregate, at least the Minimum Ownership Level, the Company shall not, without Purchaser's written consent, take any action that could reasonably be expected to disqualify the Company as a REIT.

     Section 5.3 SALE OF SHARES BY PURCHASER. Purchaser hereby agrees that during the ninety (90) day period commencing on the Closing Date it will not sell, assign, transfer or otherwise in any manner dispose of any of the Shares, other than sales, assignments, transfers or dispositions: (i) in connection with any merger or consolidation of the Company; (ii) pursuant to a tender or exchange offer for shares of Common Stock; (iii) to an Affiliate of Purchaser, provided that such Person agrees to be bound by the terms and conditions of this Agreement and the Registration Rights Agreement, including, without limitation, Section 6 of the Registration Rights Agreement; (iv) as a result of any pledge by Purchaser of the Shares as security for any indebtedness or guaranty of Purchaser, provided that such pledgee agrees to be bound by the terms and conditions of this Agreement and the Registration Rights Agreement, including, without limitation, Section 6 of the Registration Rights Agreement, upon the exercise of its rights under such pledge; or (v) in private transactions pursuant to one or more exemptions from registration under the Securities Act.

     Section 5.4 APPROVALS. The Company and Purchaser each agree to cooperate and use their reasonable best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to) all approvals that may be necessary or which may be reasonably requested by the Company or Purchaser to consummate the transactions contemplated by this Agreement. The Company shall, prior to the Closing Date, take all actions necessary to ensure that Purchaser shall have full voting rights with respect to each of the Shares (including, without limitation, obtaining approvals of the Board of Directors of the Company and amending the Charter or Bylaws of the Company, as applicable).

     Section 5.5 REGISTRATION RIGHTS AGREEMENT. On or before the Closing Date, the Company and Purchaser shall enter into an Registration Rights Agreement substantially in the form of EXHIBIT A.

     Section 5.6 EXCEPTED HOLDER AGREEMENTS. On or before the Closing Date, the Company and Purchaser shall enter into an Excepted Holder Agreement substantially in the form of EXHIBIT B.

     Section 5.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event that causes any representation or warranty contained in any Transaction Document to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (b) any failure of the Company, on the one hand, or Purchaser, on the other hand, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Document.

     Section 5.8 NOMINATION OF BOARD MEMBER. The Company shall use its commercially reasonable efforts to cause the Board of Directors of the Company to increase the size of the Board of Directors by one person and to elect a designee of the Purchaser to fill such vacancy and shall endorse the selection of such designee for appointment as a member of the Board Affairs Committee of the Board of Directors promptly after the Closing Date; PROVIDED THAT, on or prior to the Closing Date, the Company receives written notice executed by Purchaser, which notice shall name such designee and shall provide all other information relating to such designee as the Company may be required to disclose to its stockholders in connection with such appointment.

     Section 5.9 SHAREHOLDERS' MEETING; PREPARATION OF PROXY STATEMENT. The Company shall, in accordance with applicable law, as soon as practicable following the execution and delivery of this Agreement, prepare and file with the Commission a proxy statement in form and substance reasonably satisfactory to Purchaser (such proxy statement, including the form of proxy and all such other materials distributed in connection therewith, as amended or supplemented from time to time, the "PROXY STATEMENT"). Purchaser will cooperate with the Company in the preparation of the Proxy Statement and will provide the Company with material and information required to be included therein. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to its shareholders at the earliest practicable date. The Company shall call a meeting of its shareholders (the "SHAREHOLDERS MEETING") to be held as promptly as practicable after the date hereof (but not before July 9, 1997) for the purpose, among other things, of considering and taking action upon the issuance of the shares of Common Stock to Purchaser and the Subsequent Purchasers, if any, as contemplated hereunder and shall use its commercially reasonable efforts to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Purchaser, respond promptly to any comments made by the Commission with respect to the Proxy Statement and any preliminary version thereof. The Company will, through its Board of Directors, include the Recommendations in the Proxy Statement and shall solicit and use its reasonable best efforts to obtain proxies in favor of the issuance of the shares of Common Stock to Purchaser and the Subsequent Purchasers, if any, as contemplated hereunder. The Company shall cause the Proxy Statement and the distribution thereof to comply in all material respects with the Exchange Act and ensure that the Proxy Statement will not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders and at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders' Meeting which has become false or misleading. None of the information relating solely to Purchaser as a shareholder of the Company that is supplied by Purchaser in writing specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the Commission and at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading, in the light of the circumstances under which they were made. The obligations of the Company to distribute the Proxy Statement and convene the Shareholders Meeting pursuant to this Section 5.9 shall not be affected by the withdrawal or modification of the Recommendations.

     Section 5.10 PUBLICITY AND REPORTS. Except as may be required by applicable Law, or by obligations pursuant to any listing agreement with a national securities exchange, neither the Company nor Purchaser shall, without the approval of the other party, issue any press release or make any public statement with respect to the transactions contemplated hereby or that refer to such other party.

     Section 5.11 CONDUCT OF BUSINESS. The Company covenants and agrees that until the earlier of the Closing Date or the termination of this Agreement, the Company shall, and shall cause its Subsidiaries to, continue to engage in an efficient and economical manner solely in a business of the same general type as conducted by it on the date of this Agreement in the ordinary course, consistent with past practices; and use its reasonable best efforts to preserve the business of the Company and its Subsidiaries and to preserve the goodwill of customers and others having business relations with the Company and its Subsidiaries.

     Section 5.12 NEGATIVE COVENANTS OF THE COMPANY. The Company covenants and agrees as follows, and shall not enter into any agreement or take any other action inconsistent with the following, in each case until the earlier of the Closing Date or the termination of this Agreement, except as specifically contemplated by this Agreement or to the extent such action shall not reasonably be expected to result in a Material Adverse Effect.

               (a) CHARTER DOCUMENTS. The Company shall not amend the Charter or Bylaws and shall not permit any of its Subsidiaries to amend its organizational documents.

               (b) MERGERS, ETC. Except as shall have been previously agreed in writing by the parties, the Company shall not, and shall not permit any of its Subsidiaries to, merge or consolidate with any Person, sell, lease, license or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to any Person or acquire all or substantially all of the assets or the business of any Person, in each case whether in one transaction or in a series of transactions pursuant to which Company or such Subsidiary shall not be the surviving entity.

     Section 5.13 INSPECTION RIGHTS. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with generally accepted accounting principles, and the Company shall cause its Subsidiaries to do the same. As long as Purchaser owns shares representing at least the Minimum Ownership Level, the Company shall, upon reasonable notice by Purchaser, provide Purchaser with reasonable access to all Books and Records during regular business hours and allow Purchaser to make copies and abstracts thereof and the Company shall cause its Subsidiaries to do the same. Purchaser shall have the right to consult from time to time with management of the Company at its place of business regarding operating and financial matters of the Company and its Subsidiaries. Purchaser shall be bound by the provisions of Section 5.1(b) with respect to information obtained pursuant to this Section.

     Section 5.14   [Reserved].

     Section 5.15 REAL ESTATE OPERATING COMPANY. The Company shall continue to operate as a REOC for so long as Purchaser holds Shares representing in the aggregate at least the Minimum Ownership Level.

     Section 5.16 AMENDMENT TO INVESTOR RIGHTS AGREEMENT. The Company shall use its best efforts in order to obtain all necessary consents in order
(i) to provide Purchaser and the Subsequent Purchasers rights that are PARI PASSU with those of each of the Company's shareholders party to the Investor Rights Agreement under the penultimate paragraph of Section 2(b) and Section 2(c)(i) and (ii) of the Investor Rights Agreement and (ii) to provide that such shareholders shall not have any right to be included in the shelf registration to be filed by the Company for the benefit of the Purchaser and the Subsequent Purchasers.

     Section 5.17 DELIVERY OF CERTAIN DOCUMENTS. The Company shall deliver at least ten days prior to the scheduled date of the Shareholders Meeting, all agreements, contracts, promissory notes, letters of intent and similar documents that (i) have been entered into by the Company or any of its Subsidiaries between March 31, 1997 and the date that is no more than 15 days prior to the scheduled date for the Shareholders Meeting, (ii) have not been terminated and (iii) relate to an acquisition or sale of assets, stock or other equity interest or the incurrence or guarantee of indebtedness by the Company or such Subsidiary, involving a maximum purchase price or obligation of more than $75,000,000.

     Section 5.18 FURTHER ASSURANCES. Promptly upon request by the other party, each party shall, and shall cause its Subsidiaries to, take, execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as the requesting party may require from time to time in order to carry out more effectively the purposes of each Transaction Document and to better transfer, preserve, protect and confirm to the requesting party the rights granted or now or hereafter intended to be granted to the requesting party under each Transaction Document.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.1 SURVIVAL OF PROVISIONS. The representations, warranties and covenants of the Company and Purchaser made herein shall remain operative and in full force and effect pursuant to their terms (a) regardless of (i) any investigation made by or on behalf of Purchaser or the Company, as the case may be, or (ii) acceptance of any of the Shares and payment by Purchaser therefor and (b) except as specifically provided otherwise, after the Closing Date.

     Section 6.2 TERMINATION. This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to the Closing Date as follows and in no other manner:

          (a) By either the Company or Purchaser if the Closing has not occurred on or prior to the Termination Date;

          (b)  By mutual consent of Purchaser and the Company;

          (c) By Purchaser at any time on or prior to June 12, 1997, if the Finance Committee of the Board of Directors of Purchaser shall not have authorized the purchase of the Shares pursuant to this Agreement on or before such date;

          (d)  By the Company at any time on or prior to August 5, 1997;

          (e) By Purchaser if (i) the Board of Directors of the Company shall have withdrawn or modified the Recommendations in a manner adverse to Purchaser or (ii) the shareholders shall have failed to approve the issuance of the Shares pursuant to this Agreement at the Shareholders Meeting; and

          (f) By either Purchaser, on the one hand, or the Company, on the other hand, with written notice to the other party if there has been a misrepresentation or material breach on the part of the Company or Purchaser, respectively, in their respective representations, warranties and covenants set forth herein.

     In the event that this Agreement should be terminated pursuant to
Section 6.2, all further obligations of the parties under this Agreement shall terminate, PROVIDED, however, that a termination under Section 6.2(f) shall not relieve any party of any liability for a breach of, or any misrepresentation under, this Agreement or be deemed to constitute a waiver of any available remedy for any such breach of misrepresentation; PROVIDED, FURTHER, that in the event of a termination pursuant to Section 6.2(e) or the failure of the Company to obtain the consents set forth in Schedule 3.1(d) and 3.1(i), Company shall pay Purchaser within five business days after such termination, a fee equal to $1,500,000. Notwithstanding anything in the foregoing to the contrary, no party that is in material breach of this Agreement shall be entitled to terminate this Agreement except with the consent of the other party.

     Section 6.3    NO WAIVER; MODIFICATION IN WRITING.

          (a) No failure or delay on the part of the Company or Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Purchaser at law or in equity. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company, on the one hand, and Purchaser, on the other hand, provided that notice of any such waiver shall be given to each party hereto as set forth below. Any amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle the other party to any other or further notice or demand in similar or other circumstances.

     Section 6.4 COMMUNICATIONS. All notices and demands provided for hereunder shall be in writing, and shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery, and, if to Purchaser, addressed to 8 Campus Drive, 4th Floor, Parsippany, New Jersey 07054, Fax No.: (201) 734-1472, Attention:
Jeffrey L. Danker, with copies to: O'Melveny & Myers LLP, 153 East 53rd Street, New York, New York 10022, Fax No. (212) 326-2061, Attention: Robert
S. Insolia, Esq., or to the Company at: Meridian Industrial Trust, Inc., 50 California Street, Suite 1600, San Francisco, California 94111, Fax No.:
(415) 344-8430, Attention: Chief Executive Officer, with a copy to Michael D. Wortley, Esq., Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, Fax No.: (214) 999-7732 or to such other address as Purchaser and Company, as the case may be, may designate in writing, and shall be deemed given when received.

     Section 6.5 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

     Section 6.6    BINDING EFFECT; ASSIGNMENT.  Except as provided in
Section 5.3 hereof, the rights and obligations of the parties under this Agreement may not be assigned to any other person; PROVIDED, HOWEVER, that
(i) prior to the Closing, Purchaser may assign part or all of its rights under this Agreement to Strategic Value Investors, L.L.C. or its successor ("SVI") so long as SVI agrees to bound by the terms of this Agreement and the Registration Rights Agreement (and Purchaser shall be released from its obligations under this Agreement and the Registration Rights Agreement to the extent of such assignment) and agrees to enter into an Excepted Holder Agreement substantially in the form of EXHIBIT B hereto if such assignment would result in SVI owning shares representing more than 8.5% of the issued and outstanding shares of Common Stock of the Company on the Closing Date; and PROVIDED FURTHER, that Purchaser shall not have any further rights under
Section 5.8 if it assigns its rights hereunder and thereunder to SVI and (ii) after the Closing the Company may assign its rights hereunder to any successor entity to the Company, whether pursuant to a sale of substantially all of the Company's assets, or the merger or consolidation of the Company, that agrees to be bound by the terms and conditions hereof and the other Transactional Documents. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the Company and Purchaser, and their respective successors and permitted assigns.

     Section 6.7 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF MARYLAND, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     Section 6.8 EXPENSES. Each of the parties hereto shall pay its own respective costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement. Notwithstanding the foregoing, the costs and expenses of preparing and distributing the Proxy Statement and obtaining and complying with the antitrust requirements of any Governmental Entity shall be paid by the Company.

     Section 6.9 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 6.10 HEADINGS. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     Section 6.11 INTEGRATION. This Agreement (including the exhibits hereto) constitutes the entire agreement among the parties with respect to the purchase and sale of the Shares and there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to herein or in exhibits hereto.

     Section 6.12 ENFORCEMENT OF COVENANTS. The Company agrees that a violation on its part of the covenants contained in Section 5.8 shall cause irreparable damage to Purchaser and, consequently, the Company further agrees that Purchaser shall be entitled, as a matter of right, to an injunction restraining any violation of such covenants by the Company. Such right to an injunction shall be cumulative with any and all other remedies Purchaser may have, including, but not limited to, recover of damages.

     Section 6.13 WAIVER BY JURY TRIAL. Each party waives any right to a trial by jury in any action, suit or other proceeding to enforce or defend any right under any Transaction Document or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with any Transaction Document and agrees that any such action, suit or other proceeding shall be tried before a court and not before a jury.

                [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.


                                        MERIDIAN INDUSTRIAL
                                        TRUST, INC.


                                        By:______________________________
                                            Name:
                                            Title:


                                        THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA


                                        By:_____________________________
                                        Name: Jeffrey L. Danker
                                        Title: Managing Director

                                  SCHEDULE
                         STOCK PURCHASE AGREEMENTS

     The following table (a) identifies three Stock Purchase Agreements dated June 12, 1997 that have been entered into by the Company as Seller and are substantially identical to the Amended and Restated Stock Purchase Agreement dated June 12, 1997 by and between the Company as Seller and The Prudential Insurance Company of America, as Purchaser that is filed with this report (the "Filed Stock Purchase Agreement") and (b) sets forth material differences between each of those three Stock Purchase Agreements and the Filed Stock Purchase Agreement.


PURCHASER                                      # OF SHARES                   OTHER
Strategic Performance Fund-II, Inc.            1,013,788 common shares       The purchaser has no right to designate
                                                                             individuals for nomination to the Company's
                                                                             board of directors or appointment to any
                                                                             committee of that board.

The Prudential Variable Contract Real            506,894 common shares       The purchaser has no right to designate
Property Partnership                                                         individuals for nomination to the Company's
                                                                             board of directors or appointment to any
                                                                             committee of that board.

The Prudential Insurance Company of America,   1,744,128 common shares       The purchaser has no right to designate
on behalf of a single client insurance                                       individuals for nomination to the Company's
company separate account contained in Group                                  board of directors or appointment to any
Annuity Contract No. GA-9032                                                 committee of that board.
